Exhibit 99.1












                                  NEWS RELEASE

                                                        FOR FURTHER INFORMATION:

                                                            GREGORY K. CLEVELAND
                                                       TELEPHONE: (480) 517-3712

                                                                 BRENDA L. REBEL
                                                       TELEPHONE: (701) 250-3040
                                                        WEBSITE: www.bnccorp.com


             BNCCORP REPORTS RECORD EARNINGS FOR 2003 SECOND QUARTER

Highlights:

o Net Income reaches $1.17 million for second quarter; $2.19 million for six months

o Banking, Insurance and Trust/Financial Services businesses contribute to growth

o    Noninterest Expense declines from year-ago quarter


BISMARCK, ND, July 16, 2003 - BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and brokerage/trust/financial services businesses in Arizona, Minnesota and North Dakota, today reported record net income of $1.17 million, or $0.41 per share on a diluted basis, for the quarter ended June 30, 2003. This represents a more than ten-fold increase over the net income of $102,000, or $0.03 per diluted share, reported for the second quarter of 2002. Results for the year-ago quarter included income of $38,000, or $0.01 per diluted share, from the operations of the Fargo, North Dakota branch office, which was sold on September 30, 2002, and subsequently reclassified as a discontinued operation.

"All three of our core businesses performed extremely well during the 2003 second quarter," commented Gregory K. Cleveland, President and Chief Executive Officer. "We benefited from rising net interest income in our banking operations in spite of increased industry pressure on net interest margin in this historic low interest rate environment and uncertain economic conditions which are leading to limited loan demand. We also benefited from strong volume in insurance commissions, and a substantial advisory fee for a transaction managed by our financial services division. We believe these results, representing diversified income streams, clearly demonstrate the value of our strategy of investing in the development and growth of these diverse businesses."

Second Quarter Performance

Net interest income was $3.80 million for the second quarter of 2003, an increase of 15.6% compared with $3.29 million in the year-ago period. The increase reflected a widening of the net interest margin.

Noninterest income was $5.41 million for the 2003 second quarter, rising 31.4% from $4.12 million for the year-ago period. As a percentage of gross revenues, noninterest income was 58.74% for the recent quarter, up from 55.62% a year ago. The largest contributors to noninterest income in the second quarter of 2003 were insurance commissions of $3.42 million, largely produced by Milne Scali & Company, an Arizona insurance agency acquired in April of 2002, and trust/financial services income of $631,000, which was largely driven by a fee for managing the sale of two companies on behalf of a customer.

Noninterest expense for the second quarter of 2003 was $7.13 million. This represents a slight decrease from $7.19 million in the second quarter of 2002.

First Half Results

For the six months ended June 30, 2003, BNCCORP reported net income of $2.19 million, or $0.78 per common share on a diluted basis. This represented a more than six-fold increase over the net income of $292,000, or $0.11 per diluted share, recorded in the first half of 2002. The year-ago results included income of $98,000, or $0.04 per diluted share, from the discontinued Fargo branch operations.

Net interest income for the 2003 six month period was $7.68 million, an increase of 13.7% compared with $6.76 million in the year-ago period. Noninterest income was $10.63 million for the first six months of 2003, compared with $6.46 million reported for the similar 2002 period. The 64.4% increase in noninterest income largely reflected the acquisition of Milne Scali & Co., which was included in BNCCORP's results for the full first half of 2003, versus approximately 10 weeks of the comparable 2002 period. Noninterest income as a percent of gross revenues for the 2003 first half was 58.06%, up from 48.89% for the same 2002 period.

Noninterest expense for the first six months of 2003 was $14.03 million, compared with $12.56 million in the year-ago first half. The increase in noninterest expense largely reflected a full six months of operations of Milne Scali in the recent period.

Loan and Deposit Balances

Total loans included in continuing operations were $322.4 million at June 30, 2003, rising from $305.5 million a year ago. Investment securities available for sale were $209.9 million at the end of the recent quarter, compared with $207.2 million a year earlier. Total assets included in continuing operations increased to $592.7 million at June 30, 2003, versus $577.2 million a year ago. Total deposits included in continuing operations were $371.3 million, compared with $396.2 million at June 30, 2002, the decrease largely attributable to a $23.7 million decrease in brokered and national market certificates of deposit.

Total common stockholders' equity for BNCCORP at June 30, 2003 was $38.3 million, equivalent to book value per common share of $14.16 (tangible book value per common share of $5.70). Net unrealized gains in the investment portfolio as of that date were more than $4.2 million, or approximately $1.57 per share, on a pretax basis.

Asset Quality

The provision for credit losses was $400,000 for the second quarter and $1.18 million for the first six months of 2003, compared with $185,000 and $402,000 for the respective 2002 periods. The allowance for credit losses as a percentage of total loans at June 30, 2003 was 1.54%, compared with 1.49% at December 31, 2002. The ratio of total nonperforming assets to total assets improved to 1.07% at the end of the 2003 second quarter, compared with the year-end 2002 level of 1.27%. The ratio of allowance for credit losses to total nonperforming loans was 78% at June 30, 2003, strengthening from 66% at December 31, 2002.

Outlook

"BNCCORP enjoyed an extremely successful first half of 2003. Our record results benefited from diverse income streams including banking operations, the contingency fees realized by our insurance operation, and the transaction fee earned by our financial services division. We recognize that, due to the nature of some of our businesses, the level of noninterest income may vary from quarter to quarter going forward. Additionally, the continued pressure on net interest margin caused by the historically low interest rates as well as current economic conditions may also impact our performance in the coming months," Mr. Cleveland noted.

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing a broad range of financial products and superior customer service to businesses and consumers in its local communities. The company operates 21 locations in Arizona, Minnesota and North Dakota through its subsidiary, BNC National Bank. The company also provides a wide array of insurance, brokerage and trust and financial services through BNC National Bank subsidiaries Milne Scali & Company, Inc., BNC Insurance, Inc. and BNC Asset Management, Inc. and the bank's trust and financial services division. The company offers a wide variety of traditional and nontraditional financial products and services in order to meet the financial needs of its current customer base, establish new relationships in the markets it serves and expand its business opportunities.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.


                           (Financial tables attached)

                                     # # #


                                                  BNCCORP, INC.
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                       For the Quarter                   For the Six Months
                                                        Ended June 30,                     Ended June 30,
                                                ---------------------------------  ---------------------------------
(In thousands, except per share data)                2003              2002             2003             2002
----------------------------------------------  ---------------   ---------------  ---------------  ----------------
                                                          (unaudited)                        (unaudited)
SELECTED INCOME STATEMENT DATA
Interest income...............................       $   7,265         $   7,825        $  14,733         $  15,406
Interest expense..............................           3,464             4,538            7,053             8,649
                                                ---------------   ---------------  ---------------  ----------------
Net interest income...........................           3,801             3,287            7,680             6,757
Provision for credit losses...................             400               185            1,175               402
Noninterest income............................           5,411             4,119           10,630             6,464
Noninterest expense...........................           7,134             7,187           14,025            12,561
                                                ---------------   ---------------  ---------------  ----------------
Income from continuing operations before
   income taxes...............................           1,678                34            3,110               258
Income tax provision (benefit)................             504               (30)             919                64
                                                ---------------   ---------------  ---------------  ----------------
Income from continuing operations.............           1,174                64            2,191               194
Discontinued operation:
    Income from operations of discontinued
        Fargo branch, net of income taxes.....              --                38               --                98
                                                ---------------   ---------------  ---------------  ----------------
Net income....................................       $   1,174           $   102         $  2,191           $   292
                                                ===============   ===============  ===============  ================



Dividends on preferred stock..................       $     (30)          $   (19)         $   (60)          $   (19)
                                                ---------------   ---------------  ---------------  ----------------

Net income available to common stockholders...       $   1,144           $    83         $  2,131           $   273
                                                ===============   ===============  ===============  ================



                                                  BNCCORP, INC.
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                    For the Quarter                   For the Six Months
                                                     Ended June 30,                     Ended June 30,
                                            ---------------------------------  ---------------------------------
                                                 2003              2002             2003             2002
------------------------------------------  ---------------   ---------------  ---------------  ----------------
EARNINGS PER SHARE DATA                               (unaudited)                        (unaudited)
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations.........        $   0.42          $   0.02         $   0.79          $   0.07
Income from discontinued Fargo branch,
  net of income taxes.....................              --              0.01               --              0.04
                                            ---------------   ---------------  ---------------  ----------------
Basic earnings per common share...........        $   0.42          $   0.03         $   0.79          $   0.11
                                            ===============   ===============  ===============  ================
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations.........        $   0.41          $   0.02         $   0.78          $   0.07
Income from discontinued Fargo branch,
  net of income taxes.....................              --              0.01               --              0.04
                                            ---------------   ---------------  ---------------  ----------------
Diluted earnings per common share.........        $   0.41          $   0.03         $   0.78          $   0.11
                                            ===============   ===============  ===============  ================




                                                  BNCCORP, INC.
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                               As of
                                                                    ------------------------------------------------------------
(In thousands, except share, per share and full time                        June 30,          December 31,           June 30,
equivalent data)                                                             2003                2002                 2002
-----------------------------------------------------------------   -------------------  ------------------  -------------------
                                                                        (unaudited)                                 (unaudited)
SELECTED BALANCE SHEET DATA
Total assets....................................................            $  592,682          $  602,228          $   606,101
Total assets *..................................................               592,682             602,228              577,192
Investment securities available for sale *......................               209,900             208,072              207,159
Total loans *...................................................               322,413             335,794              305,540
Allowance for credit losses *...................................               (4,953)             (5,006)              (4,627)
Goodwill *......................................................                14,526              12,210               13,948
Other intangible assets, net *..................................                 8,343               8,875                9,406
Total deposits *................................................               371,303             398,245              396,153
Long term borrowings *..........................................                 8,672               8,561                8,543

     * From continuing operations

Notation:
Unrealized gains in investment portfolio, pretax................            $    4,240          $    4,383          $     3,766


Total common stockholders' equity ..............................            $   38,277          $   36,223          $    34,135
Book value per common share.....................................            $    14.16          $    13.41          $     12.65
Tangible book value per common share............................            $     5.70          $     5.60          $      4.00

Effect of net unrealized gains on securities available for
   sale, net of tax, on book value per common share.............            $     0.97          $     1.01          $      0.86
Full time equivalents...........................................                   277                 270                  295
Common shares outstanding.......................................             2,703,295           2,700,929            2,697,929


CAPITAL RATIOS
Tier 1 leverage.................................................                 4.73%               4.46%                4.10%
Tier 1 risk-based capital.......................................                 6.45%               5.92%                5.70%
Total risk-based capital........................................                10.06%               9.53%                9.55%





                                                  BNCCORP, INC.
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                               For the Quarter                      For the Six Months
                                                               Ended June 30,                         Ended June 30,
                                                       ------------------------------------   ---------------------------------
(In thousands)                                               2003               2002                2003               2002
-----------------------------------------------------  ----------------  ------------------   -----------------  --------------
                                                         (unaudited)         (unaudited)         (unaudited)       (unaudited)
AVERAGE BALANCES

Total assets *.......................................       $ 587,358           $561,850           $ 591,542          $ 548,071
Total assets.........................................         587,358            593,369             591,542            578,887
Loans *..............................................         326,936            296,794             328,972            295,466
Earning assets *.....................................         532,613            510,372             537,418            506,140
Deposits *...........................................         378,336            393,958             385,375            384,395
Common stockholders' equity *........................          38,257             32,933              37,569             32,125

     * From continuing operations

KEY RATIOS

Return on average common stockholders' equity  *.....          11.99%              0.55%              11.44%              1.10%
Return on average common stockholders' equity........          11.99%              1.01%              11.44%              1.71%
Return on average assets *...........................           0.80%              0.05%               0.75%              0.07%
Return on average assets.............................           0.80%              0.07%               0.75%              0.10%
Net interest margin *................................           2.86%              2.58%               2.88%              2.69%
Net interest margin before impact of derivative
  contracts *........................................           2.92%              2.89%               2.92%              2.88%
Efficiency ratio * ..................................          77.44%             97.04%              76.60%             95.01%

Efficiency ratio not including impact of derivative
  contracts and trust preferred expenses *...........          72.20%             86.37%              71.47%             85.10%

Noninterest income as a percent of gross revenues *..          58.74%             55.62%              58.06%             48.89%

    * From continuing operations




                                                  BNCCORP, INC.
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                           As of
                                                    ----------------------------------------------------------
                                                        June 30,          December 31,          June 30,
 (In thousands)                                           2003                2002                2002
-------------------------------------------------   ------------------  -----------------  -------------------
 ASSET QUALITY                                        (unaudited)                              (unaudited)
 Loans 90 days or more delinquent and still
   accruing interest.............................       $     28           $   5,081           $     211
 Nonaccrual loans................................          6,304               2,549               3,734
 Restructured loans..............................             --                  --                  --
                                                    ------------------  -----------------  -------------------
 Total nonperforming loans.......................          6,332               7,630               3,945
 Other real estate owned and repossessed
   assets........................................             --                   8                 172
                                                    ------------------  -----------------  -------------------
 Total nonperforming assets......................       $  6,332           $   7,638           $   4,117
                                                    ==================  =================  ===================
 Allowance for credit losses.....................       $  4,953           $   5,006           $   4,627
                                                    ==================  =================  ===================
 Ratio of total nonperforming loans to
   total loans *.................................          1.96%               2.27%               1.29%
 Ratio of total nonperforming assets to
   total assets *................................          1.07%               1.27%               0.71%
 Ratio of allowance for credit losses to
   total loans *.................................          1.54%               1.49%               1.51%
 Ratio of allowance for credit losses to total
   nonperforming loans *.........................            78%                 66%                117%

     * From continuing operations

                                                                  For the Quarter                   For the Six Months
                                                                  Ended June 30,                      Ended June 30,
                                                         --------------------------------   --------------------------------
                                                             2003              2002              2003              2002
                                                         ---------------  ---------------   ---------------  ---------------
                                                          (unaudited)       (unaudited)       (unaudited)     (unaudited)
 Changes in Allowance for Credit Losses:
 Balance, beginning of period.........................       $   5,219        $    4,486         $   5,006        $   4,325
 Provision charged to operations expense..............             400               185             1,175              402
 Loans charged off....................................           (690)              (47)           (1,287)            (131)
 Loan recoveries......................................              24                 3                59               31
                                                        ---------------  ----------------   ---------------  ---------------
 Balance, end of period...............................       $   4,953        $    4,627         $   4,953        $   4,627
                                                        ===============  ================   ===============  ===============


 Ratio of net charge-offs to average total loans *....         (0.20)%           (0.01)%           (0.37)%          (0.03)%
 Ratio of net charge-offs to average total loans,
   annualized *.......................................         (0.82)%           (0.06)%           (0.75)%          (0.07)%



                                                      BNCCORP, INC.
                                             CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                  For the Quarter                     For the Six Months
                                                                  Ended June 30,                        Ended June 30,
                                                          ---------------------------------    ----------------------------------
(In thousands, except share data)                             2003              2002               2003               2002
--------------------------------------------------------  --------------    ---------------    ---------------    ---------------
                                                           (unaudited)        (unaudited)        (unaudited)        (unaudited)
ANALYSIS OF NONINTEREST INCOME *
Insurance commissions..................................       $  3,423           $  2,417           $  7,485           $  2,884
Trust and financial services...........................            631                212                817                431
Fees on loans..........................................            482                507                943              1,011
Net gain on sales of securities........................            301                366                421                796
Service charges........................................            218                178                428                340
Brokerage income.......................................             99                324                150                724
Rental income..........................................             55                 22                 77                 44
Other..................................................            202                 93                309                234
                                                          --------------    ---------------    ---------------    ---------------
    Total noninterest income...........................       $  5,411           $  4,119          $  10,630           $  6,464
                                                          ==============    ===============    ===============    ===============
     * From continuing operations

ANALYSIS OF NONINTEREST EXPENSE *
Salaries and employee benefits.........................       $  3,997           $  3,928           $  7,962           $  6,656
Occupancy..............................................            564                579              1,186              1,043
Interest on subordinated debentures....................            433                455                870                912
Depreciation and amortization..........................            368                334                716                634
Office supplies, telephone & postage...................            355                299                609                545
Professional services..................................            309                391                569                776
Amortization of intangible assets......................            266                249                532                350
Marketing and promotion................................            176                236                295                371
FDIC and other assessments.............................             51                 55                102                109
Other .................................................            615                661              1,184              1,165
                                                          --------------    ---------------    ---------------    ---------------
    Total noninterest expense..........................       $  7,134           $  7,187          $  14,025          $  12,561
                                                          ==============    ===============    ===============    ===============
     * From continuing operations

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)..........................      2,703,071          2,645,213          2,702,183          2,522,871
Incremental shares from assumed conversion of
   options.............................................         55,100             24,982             42,515             25,271
                                                          --------------    ---------------    ---------------    ---------------
Adjusted weighted average shares (b)...................      2,758,171          2,670,195          2,744,698          2,548,142
                                                          ==============    ===============    ===============    ===============

(a)  Denominator for Basic Earnings Per Common Share
(b)  Denominator for Diluted Earnings Per Common Share